EXHIBIT 32.1
CERTIFICATION

In connection with the Annual Report on Form 10-K of Cord Blood America, Inc. (the “Company”) for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph R. Vicente, President and Principal Financial and Accounting Officer certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of   operations of the Company, as of, and for the periods presented in the Report.

Date: March 31, 2014                                                                                                           By: /s/ Joseph R. Vicente
Name: Joseph R.Vicente
Title: President and Principal Financial and Accounting Officer